Exhibit 99.1

SIGA Reports Financial Results for Three and Nine
Months Ended September 30, 2024

•	Product Revenues for the Three and Nine months Ended September 30, 2024 were $9 million and $53 million, respectively

•	Received $122 Million of Procurement Orders from the U.S. Government in the Third Quarter

•	Corporate Update Conference Call Today at 4:30 PM ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and nine months ended September 30, 2024.

“Building on strong momentum, SIGA received $122 million in orders during the third quarter, including a significant $112.5 million order for oral TPOXX under the 19C BARDA contract and a $9 million order for oral TPOXX from the U.S. Department of Defense,” said Diem Nguyen, Chief Executive Officer. “As of September 30, 2024, the Company had approximately $146 million of outstanding procurement orders, positioning the Company for substantial revenue in the fourth quarter and 2025.  Deliveries related to the $112.5 million order began in late September and continued into October.  We remain committed to diversifying and expanding our revenue base, enhancing shareholder value, advancing our development programs, and continuing our public health mission, while preparing to negotiate the next contract with the U.S. Government.”

Summary Financial Results
($ in millions, except per share amounts)	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
Product sales(1)	$8.9	$8.0	$53.5	$14.9
Total revenues	$10.0	$9.2	$57.3	$23.4
Operating income (loss)(2)	$0.5	$(1.3)	$12.9	$(8.1)
Income (loss) before income taxes(2)	$1.9	$(0.4)	$17.5	$(5.1)
Net income (loss)	$1.3	$(0.4)	$13.5	$(4.2)
Diluted income (loss) per share	$0.02	$(0.01)	$0.19	$(0.06)
(1)	Includes supportive services related to product sales.

(2)	Operating income (loss) excludes, and income (loss) before income taxes includes other income. Both line items exclude the impact of income taxes.

Recent Developments:

•
In October 2024, the Company announced that it obtained an exclusive license to a portfolio of preclinical fully human monoclonal antibodies (mAbs) from Vanderbilt University that have the potential to treat a broad range of orthopoxviruses, including smallpox and mpox.  Under the agreement, SIGA has exclusive rights to develop, manufacture, and commercialize these mAbs globally. The U.S. Department of Defense is currently funding the development of these mAbs as potential orthopoxvirus treatments through Phase 1 clinical trials under a contract awarded to a contract manufacturing organization with proven biologics development and manufacturing expertise.

•
In October 2024, the Company announced its first sale of TPOXX (tecovirimat) in Africa, made in response to a request from the Ministry of Health in Morocco.  This milestone sale occurred during the third quarter.

•	In August 2024, the Company received a procurement contract and related order from the U.S. Department of Defense for approximately $9 million of oral TPOXX, as well as a small amount of IV TPOXX.

•
In August 2024, the Company reported that the National Institutes of Health’s (NIH) National Institute of Allergy and Infectious Diseases (NIAID) announced topline results from a preliminary analysis of the PALM 007 (Tecovirimat for Treatment of Monkeypox Virus) clinical trial (NCT05559099). NIAID reported that the study did not meet its primary endpoint of a statistically significant improvement in time to lesion resolution within 28 days post-randomization for patients in the Democratic Republic of the Congo with mpox who were administered tecovirimat versus placebo. Improvement was observed, however, in patients receiving tecovirimat whose symptoms began seven days or fewer before randomization and in those with severe or grave disease, defined by the World Health Organization as having 100 or more skin lesions. The Company believes these data are consistent to tecovirimat’s mechanism of action and support further trials to assess its potential benefit in post exposure prophylactic settings, or in patients who present for medical care soon after symptoms, and in those with the most severe disease.

•
In July 2024, the Company received a procurement order for $112.5 million of oral TPOXX from the U.S. Government under the 19C BARDA contract, for delivery to the U.S. Strategic National Stockpile (SNS).

Capital Management Activity:

On April 11, 2024, a special cash dividend of $0.60 per share was paid, an increase of $0.15 per share from last year’s special cash dividend.  This dividend was declared on March 12, 2024.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, November 7, 2024, at 4:30 P.M. ET.

Participants may access the call by dialing 1-800-717-1738 for domestic callers or 1-646-307-1865 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com in the Investor Relations section of the website, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 1146096. The archived webcast will be available in the Investor Relations section of the Company's website.

ABOUT SIGA

SIGA is a commercial-stage pharmaceutical company and leader in global health focused on the development of innovative medicines to treat and prevent infectious diseases. With a primary focus on orthopoxviruses, we are dedicated to protecting humanity against the world’s most severe infectious diseases, including those that occur naturally, accidentally, or intentionally. Through partnerships with governments and public health agencies, we work to build a healthier and safer world by providing essential countermeasures against these global health threats. Our flagship product, TPOXX® (tecovirimat), is an antiviral medicine approved in the U.S. and Canada for the treatment of smallpox and authorized in Europe and the UK for the treatment of smallpox, mpox (monkeypox), cowpox, and vaccinia complications. For more information about SIGA, visit www.siga.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to SIGA’s future business development and plans including with respect to securing new contracts and the timing of delivery of ordered oral TPOXX courses. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “seek,” “anticipate,” “could,” “should,” “target,” “goal,” “potential” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that BARDA elects, in its sole discretion as permitted under the 75A50118C00019 BARDA Contract (the “BARDA Contract”), not to exercise the remaining unexercised option under the BARDA Contract, (ii) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contract or U.S. Department of Defense contracts are modified or canceled at the request or requirement of, or SIGA is not able to enter into new contracts to supply TPOXX to, the U.S. Government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that target timing for deliveries of product to customers, and the recognition of related revenues, are delayed or adversely impacted by the actions, or inaction, of contract manufacturing organizations, or other vendors, within the supply chain, or due to coordination activities between the customer and supply chain vendors, (vii) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (viii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (ix) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (x) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (xi) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xii) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xiii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiv) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xv) risks associated with actions or uncertainties surrounding the debt ceiling, (xvi) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, are ineffective and may adversely affect SIGA’s business, and (xvii) risks associated with responding to an mpox outbreak, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contacts:
Suzanne Harnett
sharnett@siga.com

and

Investors	Media
Jennifer Drew-Bear, Edison Group	Holly Stevens, Berry & Company
Jdrew-bear@edisongroup.com	hstevens@berrypr.com

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of

	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$99,269,756	$150,145,844
Accounts receivable	12,089,010	21,130,951
Inventory	62,024,473	64,218,337
Prepaid expenses and other current assets	7,302,979	3,496,028
Total current assets	180,686,218	238,991,160

Property, plant and equipment, net	1,411,315	1,331,708
Deferred tax asset, net	12,104,765	11,048,118
Goodwill	898,334	898,334
Other assets	253,605	2,083,535
Total assets	$195,354,237	$254,352,855
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,260,762	$1,456,316
Accrued expenses and other current liabilities	7,184,514	10,181,810
Deferred IV TPOXX® revenue	13,729,440	20,788,720
Income tax payable	127,815	21,690,899
Total current liabilities	22,302,531	54,117,745

Other liabilities	3,609,572	3,376,203
Total liabilities	25,912,103	57,493,948
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 71,369,274 and 71,091,616, issued and outstanding at September 30, 2024 and December 31, 2023, respectively)	7,137	7,109
Additional paid-in capital	238,033,324	235,795,420
Accumulated deficit	(68,598,327)	(38,943,622)
Total stockholders’ equity	169,442,134	196,858,907
Total liabilities and stockholders’ equity	$195,354,237	$254,352,855

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
INCOME/(LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Product sales and supportive services	$8,942,875	$7,958,289	$53,496,869	$14,924,058
Research and development	1,066,906	1,276,882	3,753,658	8,512,303
Total revenues	10,009,781	9,235,171	57,250,527	23,436,361

Operating expenses
Cost of sales and supportive services	1,620,510	896,537	17,157,508	3,021,145
Selling, general and administrative	4,822,591	5,999,761	18,228,786	14,660,828
Research and development	3,024,593	3,648,117	8,966,905	13,810,307
Total operating expenses	9,467,694	10,544,415	44,353,199	31,492,280
Operating income/(loss)	542,087	(1,309,244)	12,897,328	(8,055,919)
Other income, net	1,330,505	883,148	4,590,935	2,964,482
Income/(Loss) before income taxes	1,872,592	(426,096)	17,488,263	(5,091,437)
(Provision)/Benefit for income taxes	(528,647)	33,030	(4,034,362)	904,638
Net and comprehensive income/(loss)	$1,343,945	$(393,066)	$13,453,901	$(4,186,799)
Basic income/(loss) per share	$0.02	$(0.01)	$0.19	$(0.06)
Diluted income/(loss) per share	$0.02	$(0.01)	$0.19	$(0.06)
Weighted average shares outstanding: basic	71,368,585	71,084,735	71,191,019	71,453,397
Weighted average shares outstanding: diluted	71,766,503	71,084,735	71,853,341	71,453,397